NATIONSBANK CORPORATION
                               BOARD OF DIRECTORS
                                   RESOLUTION

                                 March 26, 1997

                           Annual Report on Form 10-K

         RESOLVED, that the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 (the "10-K Report"), be, and it hereby is, authorized and approved substantially in the form presented to and considered at this meeting, with such changes in form or content or attachment of exhibits as the signing officers shall approve, their approval to be conclusively evidenced by their signature thereof;

         RESOLVED FURTHER, that the proper officers of the Corporation be, and they hereby are, authorized and empowered on behalf of the Corporation to execute the 10-K Report and file it with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and with such over governmental agencies or instrumentalities as such officers deem necessary or desirable, and to make, execute and file any amendment or amendments to the 10-K Report, as they may deem necessary or appropriate;

         RESOLVED FURTHER, that J.W. Kiser and Charles M. Berger be, and each of them with full power to act without the other hereby is, authorized and empowered to sign the aforesaid 10-K Report and any amendment or amendments thereto on behalf of and as attorneys for NationsBank Corporation and on behalf of and as attorneys for any of the following, to wit: the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer, and any other officer of NationsBank Corporation.

         RESOLVED FURTHER, that the officers of NationsBank Corporation be, and they hereby are, authorized and directed to do all things necessary, appropriate or convenient to carry into effect, the foregoing resolutions.

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                            CERTIFICATE OF SECRETARY

         I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by a majority of the entire Board of Directors of said corporation at a meeting of said Board of Directors held March 26, 1997, at which meeting a quorum was present and acted throughout and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 26th day of March, 1997.


(CORPORATE SEAL)

                                                   /s/ Allison L. Gilliam
                                                    Assistant Secretary

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